UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

AMENDMENT TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2018

Central Index Key Number of the issuing entity: 0001716186
JPMDB Commercial Mortgage Securities Trust 2017-C7
(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013611
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000835271
JPMorgan Chase Bank, National Association
Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation
(Exact Names of the Sponsors as Specified in their Charters)

New York	333-206361-12	13-3789046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue, New York, New York	10179
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 834-5467

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Current Report on Form 8-K amends the Current Report on Form 8-K filed on October 31, 2017 (the “Original Form 8-K”) by J.P. Morgan Chase Commercial Mortgage Securities Corp. in connection with the issuance of the JPMDB 2017-C7, Commercial Mortgage Pass Through Certificates, Series 2017-C7. The information contained in the Original Form 8-K with respect to the net proceeds and expenses of the related offerings is replaced in its entirety with the following:

The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,827,313.12, were approximately $1,032,564,471.69. Of the expenses paid by the Registrant, approximately $ 731,424.61 were paid directly to affiliates of the Registrant, $44,562.49 in the form of fees were paid to the Underwriters, $89,124.98 were paid to or for the Underwriters and $4,962,201.03 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE COMMERCIAL
MORTGAGE SECURITIES CORP.

	By:	/s/ Bianca A. Russo
	Name:	Bianca A. Russo
	Title:	Managing Director and Secretary

Dated: September 5, 2018